                                                                     EXHIBIT 6.4

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT dated as of December 23, 1996 is made by and among INTERNATIONAL COMPUTEX, INC., a Georgia corporation ("ICI"), certain Selling Shareholders set forth on Schedule I, and Gambrell & Stolz, L.L.P., a Georgia limited liability partnership (the "Escrow Agent").

     WHEREAS, pursuant to Warrants to be executed by and between Selling Shareholders and each of the Warrantholders to be set forth on Schedule II to be attached hereto and signed by the parties hereto, Selling Shareholders have agreed to reserve certain shares for exercise under such Warrants. In connection therewith: (i) Selling Shareholders have agreed to deposit an aggregate amount of 250,000 shares of ICI Common Stock in the proportion set forth on Schedule I (the "Escrowed Shares") in escrow with the Escrow Agent, and
(ii) the Escrow Agent has agreed to act as escrow agent; all in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. APPOINTMENT OF ESCROW AGENT. Selling Shareholders and ICI hereby appoint the Escrow Agent to act as escrow agent in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts such appointment upon the terms of this Agreement.

     2. DELIVERY OF ESCROWED SHARES. The Selling Shareholders hereby covenant and agree to tender and deliver the Escrowed Shares to the Escrow Agent no later than fifteen days after completion of the offering of the Debentures to which the Warrants are attached. ICI hereby agrees to cause the Escrowed Shares to be delivered by such date.

     3.   DISPOSITION OF ESCROWED SHARES.

          (A) In the event that the Escrow Agent receives written notification of exercise of the Warrants by any of the Warrantholders, and upon receipt by the Escrow Agent of collected funds equal to the exercise price of the Warrant, then the Escrow Agent shall promptly cause to be delivered, with the assistance of ICI, the appropriate number of Escrowed Shares to the appropriate Warrantholder at the address set forth in such Warrantholder's notification of exercise. The Escrow Agent, in delivering the Escrowed Shares, shall do so proportionately from among the Escrowed Shares in accordance with the ratio of shares received initially from the Selling Shareholders as set forth on Schedule
I. The Escrow Agent thereafter shall promptly remit to the Selling Shareholders the funds received for the exercise price.

          (B) To the extent the Escrow Agent has received no written instructions with respect to all of the Escrowed Shares as contemplated by
Section 3(a) hereof by 5:00 p.m., local time, on the third anniversary of the date of the Warrants, then the Escrow Agent shall promptly return the Escrowed Shares, or the remaining Escrowed Shares, to the Selling Shareholders.

          (C) The parties acknowledge that ICI is contemplating an Initial Public Offering ("IPO") and agree that, to the extent there are excess shares held in escrow as a result of the actual Offering Price, as defined in the Warrant, the Escrow Agent shall cause to be returned, with the assistance of ICI, excess shares to the Selling Shareholders.

     4.   TERMINATION.  This Agreement shall terminate upon the earlier of:

          (A) the Escrow Agent's delivery of all of the Escrowed Shares to the respective parties in accordance with Sections 3(a) hereof; or

          (B) the Escrow Agent's delivery of all of the Escrowed Shares as directed by an arbitration award or a final order, decree or judgment of a court of competent jurisdiction, as contemplated by Section 6 hereof; or

          (C) delivery of all of the remaining Escrowed Shares pursuant to
     Section 3(b).

Upon termination of this Agreement and disposition of the Escrowed Shares as herein contemplated, the Escrow Agent shall have no further obligations hereunder.

     5.   CONCERNING THE ESCROW AGENT.

          (A) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to Warrantholders and Selling Shareholders, specifying a date not less than five business days following the date of the notice when such resignation shall take effect. Upon such notice, a successor escrow agent shall be jointly selected by a majority of the Warrantholders and a majority of the Selling Shareholders to become the Escrow Agent hereunder upon the resignation date specified in such notice. If a majority of the Warrantholders and a majority of the Selling Shareholders are unable to agree upon a successor escrow agent within such five business days after the date of such notice, the Escrow Agent shall be entitled to appoint its successor. The Escrow Agent shall continue to serve until its successor has accepted the escrow by executing a counterpart copy of this Agreement, whereupon the Escrow Agent shall have no further rights or obligations hereunder.

          (B) The Escrow Agent undertakes to perform only such duties as are specifically set forth herein and may conclusively rely on and shall be protected in acting or refraining from acting on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party on parties duly authorized so to do. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. The Escrow Agent shall have no obligation to determine if any notice given to any party other than the Escrow Agent has been timely given. It is acknowledged by

                                      -2-
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Warrantholders and Selling Shareholders that the Escrow Agent is bound only by the terms of this Agreement and that the Escrow Agent may, but shall not be required to, use its discretion with respect to any matter that is the subject of this Agreement or with respect to instructions received under this Agreement.

          (C) The Escrow Agent shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for any action taken or omitted to be taken by it in good faith and in accordance with the advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistakes of fact or errors of judgment or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

          (D) ICI shall indemnify and hold harmless the Escrow Agent and its partners, employees and agents from and against any and all costs, damages, claims, liabilities, judgments and expenses (including reasonable attorneys' fees) incurred by it in connection with or arising out of the performance of its obligations under this Agreement, including without limitation all such costs and expenses (including reasonable attorneys' fees) incurred by it as contemplated by Section 6 hereof.

     6. SETTLEMENT OF DISPUTES. In the event of a dispute with respect to any provision of this Agreement or the rights or duties of any party hereto, the Escrow Agent shall not be required to resolve that dispute or take any action with respect thereto. The Escrow Agent may continue to hold the Escrowed Shares and await final resolution of the dispute either:

          (A) by mutual agreement of a majority of the Warrantholders and a majority of the Selling Shareholders (evidenced by appropriate written instructions to the Escrow Agent, signed by a majority of the Warrantholders and by a majority of the Selling Shareholders); or

          (B) by a final order, decree or judgment of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected);

provided, however, that if such final order, decree or judgment is served upon the Escrow Agent, the Escrow Agent shall comply with such final order, decree or judgment (as the case may be) regardless of what may be instructed by the parties. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Notwithstanding the foregoing, the Escrow Agent may at any time deliver the Escrowed Shares to a court of competent jurisdiction under an appropriate action in interpleader and thereupon be relieved of all responsibility under this Agreement.

     7. COMPENSATION. The Escrow Agent shall be compensated by ICI based upon actual expenses and time incurred by the Escrow Agent at the then current hourly rates of attorneys within the Escrow Agent.

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     8.  THIRD PARTY BENEFICIARY.  It is the intention of the parties that the
Warrantholders to be identified on Schedule II, and their permitted assigns and successors in interest, shall be deemed to be third party beneficiaries of the covenants contained in this Escrow Agreement and that, upon any Warrantholder's exercise of his or her rights as set forth in the Warrant and Section 3(a) hereof, such Warrantholder shall be entitled to enforce the covenants contained in this Agreement in his or her own name and on his or her own behalf.

     9.   IN GENERAL.

          (A) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State.

          (B) Each notice, demand, waiver, consent and other communication required or permitted to be given hereunder shall be in writing and shall be sent either by registered or certified first-class mail, postage prepaid and return receipt requested, addressed as follows:

     If to Selling Shareholders:
                                   c/o International CompuTex, Inc.
                                   Suite 507
                                   5500 Interstate North Parkway
                                   Atlanta, Georgia 30328-4662
                                   Attn:  Emil H. Dahan, Chief Executive Officer

     If to International Computex,
     Inc:                          International CompuTex, Inc.
                                   Suite 507
                                   5500 Interstate North Parkway
                                   Atlanta, Georgia 30328-4662
                                   Attn:  Emil H. Dahan, Chief Executive Officer


     If to the Escrow Agent:       Gambrell & Stolz, L.L.P.
                                   Suite 4300
                                   303 Peachtree Street N.W.
                                   Atlanta, Georgia 30308
                                   Attn:  Henry B. Levi

Each such notice and other communication shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein. Any party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 9(b).

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        (C) Except insofar as this Agreement expressly refers to other instruments and agreements between Warrantholders and Selling Shareholders, this Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be modified, amended or supplemented, or any of its provisions waived, except by a writing signed by all of the parties hereto, or in the case of a waiver, by the party making the same. No delay or omission by any party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or future exercise thereof or the exercise of any right or remedy.

        (D) This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and legal representatives. Except as otherwise provided by Section 5(a) hereof, this Agreement may not be assigned by any party without the written consent of each of the other parties hereto.

        (E) Selling Shareholders recognize that the Escrow Agent represents ICI and that neither the execution and delivery of this Agreement by Escrow Agent, nor the compliance by Escrow Agent with any of the provisions contained herein, creates any agency relationship between the Escrow Agent and the Selling Shareholders.

        (F) Section headings contained in this Agreement have been inserted for reference purposes only, and shall not be construed as part of this Agreement.

        (G) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    INTERNATIONAL COMPUTEX, INC.


                                    By:
                                       --------------------------------------

                                       Its


                                    SELLING SHAREHOLDERS

                                    By:
                                       --------------------------------------

                                       Name:
                                            ---------------------------------


                                    By:
                                       --------------------------------------

                                       Name:
                                            ---------------------------------

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

                                    By:
                                       --------------------------------------

                                       Name:
                                            ---------------------------------


                                    By:
                                       --------------------------------------

                                       Name:
                                            ---------------------------------


                                    By:
                                       --------------------------------------

                                       Name:
                                            ---------------------------------


ESCROW AGENT
GAMBRELL & STOLZ, L.L.P.

By:
   -----------------------------
   A Partner

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

                                   SCHEDULE I


    The following shareholders have agreed to deposit an aggregate amount of 250,000 shares of the Company's Common Stock with Escrow Agent in the amount set forth opposite their name below:


            Emil H. Dahan              165,585
            Michael J. Galvin           38,961
            Patricia Tuxbury Salem      32,468
            James L. McAlarney, III      6,493
            Peter W. Jeng                6,493

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